UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

GrowLife, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ________________________________________________
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(4)	Date Filed: ____________________________________________________________

Copies of all communications to:

Horwitz & Armstrong, A Professional Law Corporation
14 Orchard, Suite 200
Lake Forest, CA 92630
(949) 540-6540, (949) 540-6578 (fax)

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GROWLIFE, INC.
5400 Carillon Point
Kirkland, WA 98033
(866) 781-5559

_______, 2017

Dear Stockholders:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders (Annual Meeting) to be held on Thursday, October 12, 2017 at 12:00 p.m., local time, at our headquarters at 5400 Carillon Point, Kirkland, WA 98033.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail and in this proxy statement. We have also made available a copy of our 2016 Annual Report to Stockholders (the “Annual Report”) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the 2017 Annual Meeting section of our website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Thank you for your ongoing support of, and continued interest in Growlife, Inc. We look forward to seeing you at our Annual Meeting.

Sincerely,
Mark Scott
Secretary

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GROWLIFE, INC.
5400 Carillon Point
Kirkland, WA 98033
(866) 781-5559

Notice of the 2017 Annual Meeting of Stockholders

Date:	October 12, 2017
Time:	12:00 P.M.
Location:	Offices of Growlife, Inc. 5400 Carillon Point Kirkland, WA 98033

Proposals:
1. To elect four nominees to serve on the Board until the 2018 Annual Meeting of Stockholders;
2. To adopt and approve the 2017 Stock Incentive Plan;
3. To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock (“Common Stock”) from 3,000,000,000 to 6,000,000,000;
4. To ratify the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016 and 2017;
5. To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;
6. To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers; and
7. To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

Who Can Vote:	Stockholders of record at the close of business on __________.

How You Can Vote:
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended December 31, 2016, are available at https____________.html.

Who May Attend:	Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. Photo identification is required (a valid driver’s license or passport is preferred).

●        If your shares are registered in your name, you must bring the proxy card.

●        If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of such shares.

By authorization of the Board of Directors,

Mark Scott
Secretary
Seattle, WA
________, 2017

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about _____, 2017.

In this proxy statement, the words “Growlife” “the company,” “we,” “our,” “ours,” “us” and similar terms refer to Growlife, Inc. and its subsidiaries, unless the context indicates otherwise,

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROXY STATEMENT
FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
OF
GROWLIFE, INC.

TO BE HELD ON OCTOBER 12, 2017

Solicitation

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Growlife, Inc. (the “Company”) are being distributed and made available on or about ________, 2017. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on all matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held October 12, 2017.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and Growlife, Inc.’s Annual Report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are both available at www.growlifeinc.com.

What is a proxy and why am I receiving these materials?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card.

Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Growlife’s 2017 Annual Meeting of Stockholders (Annual Meeting), which will take place on Thursday, October 12, 2017 at 12:00 p.m., local time, at our headquarters located at 5400 Carillon Point, Kirkland, WA 98033. You are invited to attend the Annual Meeting if you were a Growlife stockholder as of the close of business on _________, the Record Date for the Annual Meeting, or hold a valid proxy for the Annual Meeting. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

●
Our proxy statement for the Annual Meeting;

●
Our 2016 Annual Report to Stockholders (Annual Report), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

●
The proxy card or a voting instruction form for the Annual Meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (Notice), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

I share an address with another stockholder and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Investor Relations: Growlife, Inc. 5400 Carillon Point Kirkland, WA 98033	Email: info@growlifeinc.com	(866) 781-5559

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How can I access the proxy materials over the Internet?

The Notice, proxy card or voting instruction form will contain instructions on how to:

●
View our proxy materials for the Annual Meeting on the Internet and vote your shares; and

●
Instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our Investor Relations website at https://www.growlifeinc.com/investors/

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of common stock of the Company at the close of business on our record date of _______, 2017.

How many shares of Common Stock may vote at the Meeting?

As of _______ , 2017, there were ___________ shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Issuer Direct Corp., the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	✓	FOR the election of all four nominees to serve on the Board until the 2018 Annual Meeting of Stockholders;

Proposal 2 —	✓	FOR the adoption of the 2017 Stock Incentive Plan;
Proposal 3 —	✓	FOR the amendment to the Company’s Certificate of Incorporation to increase the authorized shares Common Stock from 3,000,000,000 to 6,000,000,000;
Proposal 4 —	✓
FOR ratifying the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016 and 2017;

Proposal 5 —	✓	FOR approving, on a non-binding advisory basis, the compensation paid to the Company’s named executive officer;
Proposal 6 —	✓
FOR approving, on a non-binding advisory basis, the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers; the Board recommends every three years; and

Proposal 7 —		To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

What are my choices when voting?

Proposal 1 —	You may cast your vote in favor of electing the nominees as directors or vote against or withhold your vote with respect to one or more individual nominees.

Proposals 2 to 6 —	You may cast your vote in favor of or against each proposal, or you may abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the named proxies will vote your shares as follows, in accordance with the recommendations of the Board:

Proposal 1 —	FOR the election of all four nominees to serve on the Board until the 2018 Annual Meeting of Stockholders;

Proposal 2 —	FOR the adoption of the 2017 Stock Incentive Plan;
Proposal 3 —	FOR the amendment to the Company’s Certificate of Incorporation to increase the authorized shares Common Stock from 3,000,000,000 to 6,000,000,000;
Proposal 4 —
FOR ratifying the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016 and 2017;

Proposal 5 —	FOR to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officer; and
Proposal 6 —
FOR to approve, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers every three years; and

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and other than for Proposal 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

●	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Annual Meeting, stating that you revoke your proxy;

●	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

●	By attending the Annual Meeting and voting your shares in person.

What vote is required to approve or ratify each proposal?

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposals 2 to 6 require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Who will count the votes?

Representatives from the Company will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Annual Meeting.

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?

No. We have also arranged for brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

If you have any further questions about voting your shares or attending the Annual Meeting, please call the Company’s Investor Relations department at (866) 781-5559.

DIRECTORS AND EXECUTIVE OFFICERS

             The following table sets forth, as July 31, 2017, the name, age, and position of each executive officer and director and the tenure in office of each director of the Company.

Name	Age	Positions and Offices Held	Since
Management Directors
Marco Hegyi	59	Director (Chairman of the Board)	December 9, 2013 (April 1, 2016)
		Chief Executive Officer	April 1, 2016
		President	December 4, 2013
		Nominations and Governance Committee Chairman	June 3, 2014
Mark E. Scott	64	Consulting Chief Financial Officer	July 31, 2014
		Secretary	February 14, 2017
		Director	February 14, 2017
Independent Directors
Michael E. Fasci	59	Director	October 27, 2015
		Audit Committee Chairman and Compensation Committee Chairman	November 11, 2015
Katherine McLain	51	Director	February 14, 2017
Other Named Executives
Joseph Barnes	45	Senior Vice President of Business Development	October 10, 2014

Business Experience Descriptions

Set forth below is certain biographical information regarding each of our executive officers and directors.

Marco Hegyi – Mr. Hegyi joined GrowLife as its President and a Member of its Board of Directors on December 9, 2013 and was appointed as Chairman of the Nominations and Governance Committee and a member of the Compensation Committee on June 3, 2014.  Mr. Hegyi was appointed as CEO and Chairman of GrowLife effective on April 1, 2016. Mr. Hegyi has served as an independent director of Visualant, Inc. since February 14, 2008 and as Chairman of the Board from May 2011, and served at the Chairman of the Audit and Compensation committees until his departure on February 2015. Previously, Mr. Hegyi was a principal with the Chasm Group from 2006 to January 2014, where he has provided business consulting services.  As a management consultant, Mr. Hegyi applied his extensive technology industry experience to help early-stage companies and has been issued 10 US patents.

Prior to working as a consultant in 2006, Mr. Hegyi served as Senior Director of Global Product Management at Yahoo! Prior to Yahoo!, Mr. Hegyi was at Microsoft leading program management for Microsoft Windows and Office beta releases aimed at software developers from 2001 to 2006.  While at Microsoft, he formed new software-as-a-service concepts and created operating programs to extend the depth and breadth of the company’s unparalleled developer eco-system, including managing offshore, outsource teams in China and India, and being the named inventor of a filed Microsoft patent for a business process in service delivery.

During Mr. Hegyi’s career, he has served as President and CEO of private and public companies, Chairman and director of boards, finance, compensation and audit committee chair, chief operating officer, vice-president of sales and marketing, senior director of product management, and he began his career as a systems software engineer.

Mr. Hegyi earned a Bachelor of Science degree in Information and Computer Sciences from the University of California, Irvine, and has completed advanced studies in innovation marketing, advanced management, and strategy at Harvard Business School, Stanford University, UCLA Anderson Graduate School of Management, and MIT Sloan School of Management.

Mr. Hegyi’s prior experience as Chairman and Chief Executive Officer of public companies, combined with his advanced studies in business management and strategy, were the primary factors in the decision to add Mr. Hegyi to the Company’s Board of Directors.

Michael E. Fasci – Mr. Fasci joined GrowLife as a Member of its Board of Directors on October 27, 2015 and was appointed Audit Committee Chairman on November 11, 2015. On April 1, 2016, Mr. Fasci was appointed as the Secretary of the Company, but resigned on February 14, 2017. Mr. Fasci is a 30-year veteran in the finance sector having served as an officer and director of many public and private companies.  Mr. Fasci is a seasoned operator across various industries and has served in both CEO and CFO capacities for both growth and turnaround situations. Mr. Fasci began his career as a field engineer and then manager of various remediation filtration and environmental monitoring projects globally before focusing his efforts on the daily operations, accounting and financial reporting and SEC compliance of the numerous companies he has served.  Mr. Fasci resides in East Taunton, Massachusetts and studied Electrical Engineering at Northeastern University and maintains his qualification as an Enrolled Agent of the Internal Revenue Service.

Mr. Fasci was appointed to the Board of Directors based on his financial, SEC and governance skills.

Mark E. Scott – Mr. Mark Scott was re-appointed to the Board of Directors and Secretary of GrowLife, Inc. on February 14, 2017. Mr. Scott was previously a member of the Board of Directors and Secretary of GrowLife, Inc. from May 2014 until his resignation on October 18, 2015. Mr. Scott was appointed our Consulting Chief Financial Officer on July 31, 2014.

Mr. Scott served as (i) Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., from May 2010 to August 31, 2016. Mr. Scott was Chief Financial Officer of U.S. Rare Earths, Inc., a consulting position he held December 19, 2011 to April 30, 2014 and Chief Financial Officer of Sonora Resources Corporation, a consulting position he held from June 15, 2011 to August 31, 2014. Also, Mr. Scott was Chief Financial Officer, Secretary and Treasurer of WestMountain Gold from February 28, 2011 to December 31, 2013 and was a consultant from December 2010 to February 27, 2011. Mr. Scott previously served as Chief Financial Officer and Secretary of IA Global, Inc. from October 2003 to June 2011. Mr. Scott also provides consulting services to other non-public entities from time to time. Mr. Scott has significant financial, capital market and relations experience in public and private microcap companies.   Mr. Scott is a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

Mr. Scott was appointed to the Board of Directors based on his financial, SEC and governance skills.

Katherine McLain- Katherine McLain, Esq. has served as corporate counsel for Stripe, Inc. since April 2015. Previously, Ms. McLain was legal counsel for Silicon Valley Bank from September 2010 to April 2015. Ms. McLain has held legal and compliance roles ranging in both public and private companies.  Ms. McLain has over 30 years of experience as a revenue focused attorney and regulatory professional helping grow new business lines as well as ground up start-up ventures.  She is a graduate of the University of California, Berkeley and the Santa Clara University School of Law and lives in Castro Valley, CA.

Ms. McLain was appointed to the Board of Directors based on her legal and regulatory skills.

Joseph Barnes- Mr. Barnes was appointed Senior Vice President of Business Development for GrowLife, Inc. on October 10, 2014. Mr. Barnes works from our Avon (Vail), Colorado store. Mr. Barnes joined GrowLife in 2010 and is responsible for all national sales operations including direct sales, retail and e-commerce. He led the sales team that recorded sales in 2014 of more than $8 million, a 100% increase from the previous year.

Mr. Barnes made the progressive and entrepreneurial decision to work with GrowLife after seeing the agricultural benefits of indoor growing. He is deeply passionate about clean and sustainable grows, and has deep relationships with many trusted cultivators. He holds extensive knowledge of indoor growing methods with concentrating on maximizing the yields for clean and healthy crops.

Barnes was a highly regarded snowboard instructor in Vail, Colorado prior to joining GrowLife. He worked with many top snowboard professionals, and received a Level 1 certification from American Association Snowboard Instructors (AASI). Before his days on the slopes, Barnes was also a recruiting manager focusing on placing senior executives with international pharmaceutical/biotech companies. He also owned and operated Chrome Night Life Arena, a 20,000 square foot indoor/outdoor venue based in Philadelphia with more than 65 employees.

Certain Significant Employees

There are no significant employees required to be disclosed under Item 401(c) of Regulation S-K.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years, to the best of our knowledge:

●
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

●	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

◦
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	◦	Engaging in any type of business practice; or

	◦	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

●
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

●
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

●
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted conduct and ethics standards titled the Code of Conduct and Ethics (the “Code of Conduct”) on May 15, 2014, which are available at www.growlifeinc.com. The Code of Conduct was also filed as an exhibit to the Company’s Form 8-K filed and with the SEC on June 9, 2014. These standards were adopted by the Board to promote our transparency and integrity. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

Our Code of Conduct includes the following:

- promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

- promotes the full, fair, accurate, timely and understandable disclosure of the Company’s financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

- promotes compliance with applicable SEC and governmental laws, rules and regulations;

- deters wrongdoing; and

- requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

Review and Approval of Related Person Transactions

We have operated under a Code of Conduct for many years. Our Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person.

The Audit Committee is responsible for reviewing and approving all transactions with related persons. We have not adopted a written policy for reviewing related person transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed.

Director Independence

The Board has affirmatively determined that each of Mr. Fasci and Ms. McLain are each an independent director.   For purposes of making that determination, the Board used NASDAQ’s Listing Rules even though the Company is not currently listed on NASDAQ. The Board expects to appoint additional independent directors during 2017 so that the majority of the Directors are independent.

Communication with the Board or Members Thereof

Our directors are easily accessible by postal mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive Officer or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, stockholders can direct correspondence to the Board, or any of its members, in care of the Company at 5400 Carillon Point, Seattle, Washington 98033. The Company will direct the correspondence to the directors. All such communications will be forwarded to the intended recipient unopened.

Nominations for Directors

Identifying Candidates

The Nominations and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominations and Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Nominations and Governance Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Nominations and Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than December 1, 2017, in order to be included in the proxy statement for the next annual election of directors.

Chairman of the Nominations and Governance Committee
GrowLife, Inc.
5400 Carillon Point
Kirkland, Washington 98033

Qualifications

The Nominations and Governance Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board has developed a group of criteria, which are designed to describe what qualities and characteristics are desired for the Board as a whole. The full Board conducts an annual self-evaluation of its membership with respect to the criteria. The purpose of this evaluation is to help ensure the Board remains comprised of members fulfilling the desired complement of talents and expertise for the Board as a whole. No single director is expected to have each criterion. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

The criteria are reviewed annually by the Nominations and Governance Committee and the Board to ensure they remain pertinent and robust. In general, they require that each director:

●	have the highest personal and professional ethics, integrity and values;
●	be able and willing to represent the shareholders’ short and long term economic interests;
●	consistently exercise sound and objective business judgment;
●	be willing to take the necessary time to properly prepare for Board and Committee meetings, at least based upon a thorough review of the material supplied before each Board meeting; and
●	have experience in the areas of business that the Company operates in.

In addition, it is anticipated that the Board as a whole will have individuals with:

●	significant appropriate senior management and leadership experience;
●	a comfort with technology;
●	a long-term and strategic perspective; and
●	the ability to advance constructive debate and a global perspective.

Further, it is important for the Board as a whole to operate in an atmosphere where the chemistry between and among the members contributes to the Board’s success.

Candidate Selection Process

Upon receipt of a stockholder-proposed director candidate, the Chairman of the Nominations and Governance Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a director. A director profile is prepared by comparing the current list of criteria with the desired state and with the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Nominations and Governance Committee and the Chairman of the Board for discussion and review at the next Nominations and Governance Committee meeting. During the past fiscal year, the Company did not receive any stockholder-proposed director candidates.

Similarly, if at any time the Nominations and Governance Committee or the Board determines there may be a need to add or replace a director, the Corporate Secretary, the Nominations and Governance Committee Chairman and the Chairman of the Board develop a director profile by comparing the current list of criteria with the desired state. If no candidates are apparent from any source, the Nominations and Governance Committee will determine the appropriate method to conduct a search.

Regardless of how a candidate is brought to the Nominations and Governance Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

There is no controlling shareholder group.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. During the fiscal year ended December 31, 2016, the Board met ten times and took action by written consent two times. All directors seeking reelection attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2016. Although the Board does not have a formal policy regarding attendance by the members of the Board at the annual meeting of the Company, all members of the Board are requested to attend the annual meeting of stockholders. The Company expands to expand the Board during 2017, with the majority of the Directors being independent.

 Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee and the Compensation Committee. The Committees were formed June 3, 2014. The table below shows current membership for each of the standing Board committees. The Company expects to expand the Committees during 2017.

Audit	Compensation	Nominations and Governance
Michael E. Fasci (Chairman)	Michael E. Fasci (Chairman)	Marco Hegyi (Chairman)
	Katherine McLain	Katherine McLain

Audit Committee

The Audit Committee has one member and met five times during the fiscal year that ended December 31, 2016. The Audit Committee is currently comprised of Mr. Michael E. Fasci, a non-employee Director. Mr. Fasci was appointed as Secretary of the Company in April 2016 but has since resigned and now maintains his independence.  The Board has determined that Mr. Fasci is financially literate. The Board also has determined that Mr. Fasci, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and as adopted under the Sarbanes-Oxley Act of 2002. The Amended and Restated Audit Committee charter can be found on the Company’s website at www.growlifeinc.com and was filed as Exhibit 99.2 to our Form 8-K filed with the SEC on October 25, 2015.

The Audit Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

- appoint the independent registered accounting firm;

- review the arrangements for and scope of the audit by independent registered accounting firm;

- review the independence of the independent registered accounting firm;

- consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any    proposed corrective actions;

- review and monitor our policies regarding business ethics and conflicts of interest, audit function and internal audit review;

- discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters, including earnings releases and review of financial statements; and

- review the activities and recommendations of our accounting department

Nominations and Governance Committee

The Nominations and Governance Committee currently has only one member and did not meet during the fiscal year that ended on December 31, 2016. Nominations and Governance Committee is comprised Mr. Marco Hegyi, a management Director and Katherine McLain, an independent director.  The Committee was formed on June 3, 2014. The Amended and Restated Nominations and Governance Committee charter can be found on the Company’s website at www.growlifeinc.com and was filed as Exhibit 99.2 to our Form 8-K filed with the SEC on October 25, 2015.

The Nominations and Governance Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

●	assist the Board in identifying individuals qualified to become Board members, and recommend to the Board the nominees for election as directors at the next annual meeting of stockholders;

●	Assist the Board in determining the size and composition of the Board committees;

●	develop and recommend to the Board the corporate governance principles applicable to the Company; and

●
serve in an advisory capacity to the Board and Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of the Company and the conduct of board activities.

Compensation Committee

The Compensation Committee currently has one member and did not meet during the fiscal year that ended on September 30, 2011. The Committee was formed on June 3, 2014. The Compensation Committee is comprised of Mr. Michael E. Fasci and Katherine McLain, independent Directors. Mr. Fasci was appointed as Secretary of the Company in April 2016 but has since resigned; the Board has determined Mr. Fasci is now independent. The Compensation committee charter can be found on the Company’s website at www.growlifeinc.com and was filed as Exhibit 99.2 to our Form 8-K filed with the SEC on June 9, 2014.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

●
Review and approve corporate goals and objectives relevant to compensation and benefits for the CEO and all other executive officers, evaluating the CEO’s and all other executive officer’s performances in light of those goals and objectives, and recommending to the Board the level of compensation of the CEO and all other executive officers based on such evaluations;

●
Administering the Company’s stock incentive plans, including the review and approval of all stock option, restricted stock or other award grants to executive officers, non-employee directors and consultants/advisors, and the aggregate number of stock options or other awards to be granted to employees;

●	Reviewing, commenting on and recommending to the Board executive compensation plans, programs and policies of the Company or that the Company proposes to adopt;

●	Reviewing and recommended the annual compensation for the Company’s non-employee directors; and

●	Administering the Company’s Stock Incentive Plan, including the review of all stock option, restricted stock, or other award grants pursuant to the plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year that ended on December 31, 2016 served as an officer, former officer, or employee of the Company or participated in a related party transaction that would be required to be disclosed in this proxy statement. Further, during this period, no executive officer of the Company served as:

●
a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

●	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Board Structure and Role in Risk Oversight

The entire Board is responsible for risk overnight. Mr. Marco Hegyi is Chairman of the Board. There is no lead independent director. The Company believes this structure provides acceptable risk oversight by utilizing the skills of each director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to each of our executive officers named in the Compensation Table on page 15 under “Remuneration of Executive Officers” (the “Named Executive Officers”) who served during the year ended December 31, 2016. This compensation discussion primarily focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. We also describe compensation actions taken after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure. The principles and guidelines discussed herein would also apply to any additional executive officers that the Company may hire in the future.

The Compensation Committee of the Board has responsibility for overseeing, reviewing and approving executive compensation and benefit programs in accordance with the Compensation Committee’s charter.  The member of the Compensation Committee is Michael E. Fasci. We expect to appoint two independent Directors to serve on the Compensation Committee during 2017.

Compensation Philosophy and Objectives

The major compensation objectives for the Company’s executive officers are as follows:

●	to attract and retain highly qualified individuals capable of making significant contributions to our long-term success;

●	to motivate and reward named executive officers whose knowledge, skills, and performance are critical to our success;

●	to closely align the interests of our named executive officers and other key employees with those of its shareholders; and

●	to utilize incentive based compensation to reinforce performance objectives and reward superior performance.

Role of Chief Executive Officer in Compensation Decisions

The Board approves all compensation for the chief executive officer. The Compensation Committee makes recommendations on the compensation for the chief executive officer and approves all compensation decisions, including equity awards, for our executive officers. Our chief executive officer makes recommendations regarding the base salary and non-equity compensation of other executive officers that are approved by the Compensation Committee in its discretion.

Setting Executive Compensation

The Compensation Committee believes that compensation for the Company’s executive officers must be managed to what we can afford and in a way that allows for us to meet our goals for overall performance. During 2016 and 2015, the Compensation Committee and the Board compensated its Chief Executive Officers, President and Chief Financial Officer at the salaries indicated in the compensation table. This compensation reflected the financial condition of the Company. The Compensation Committee does not use a peer group of publicly-traded and privately-held companies in structuring the compensation packages.

Executive Compensation Components for the Year Ended December 31, 2016

The Compensation Committee did not use a formula for allocating compensation among the elements of total compensation during the year that ended December 31, 2016. The Compensation Committee believes that in order to attract and retain highly effective people it must maintain a flexible compensation structure. For the year that ended December 31, 2016, the principal components of compensation for named executive officers were base salary.

Base Salary

Base salary is intended to ensure that our employees are fairly and equitably compensated. Generally, base salary is used to appropriately recognize and reward the experience and skills that employees bring to the Company and provides motivation for career development and enhancement. Base salary ensures that all employees continue to receive a basic level of compensation that reflects any acquired skills which are competently demonstrated and are consistently used at work.

Base salaries for the Company’s named executive officers are initially established based on their prior experience, the scope of their responsibilities and the applicable competitive market compensation paid by other companies for similar positions. Mr. Hegyi and Mr. Scott were compensated as described above based on the financial condition of the Company.

Performance-Based Incentive Compensation

The Compensation Committee believes incentive compensation reinforces performance objectives, rewards superior performance and is consistent with the enhancement of stockholder value. All of the Company’s Named Executive Officers are eligible to receive performance-based incentive compensation. The Compensation Committee did not recommend or approve payment of any performance-based incentive compensation to the Named Executive Officers during the year ended December 31, 2016 based on our financial condition.

Ownership Guidelines

The Compensation Committee does not require our named executive officers to hold a minimum number of the Company’s shares. However, to directly align the interests of executive officers with the interests of the stockholders, the Compensation Committee encourages each named executive officer to maintain an ownership interest in the Company.

Stock Option Program

Stock options are an integral part of our executive compensation program. They are intended to encourage ownership and retention of the Company’s common stock by named executive officers and employees, as well as non-employee members of the Board. Through stock options, the objective of aligning employees’ long-term interest with those of stockholders may be met by providing employees with the opportunity to build a meaningful stake in the Company.

The Stock Option Program assists us by:

- enhancing the link between the creation of stockholder value and long-term executive incentive compensation;

- providing an opportunity for increased equity ownership by executive officers; and

- maintaining competitive levels of total compensation.

Stock option award levels are determined by the Compensation Committee and vary among participants’ positions within the Company. Newly hired executive officers or promoted executive officers are generally awarded stock options, at the discretion of the Compensation Committee, at the next regularly scheduled Compensation Committee meeting on or following their hire or promotion date. In addition, such executives are eligible to receive additional stock options on a discretionary basis after performance criteria are achieved.

Options are awarded at the closing price of our common stock on the date of the grant or last trading day prior to the date of the grant. The Compensation Committee’s policy is not to grant options with an exercise price that is less than the closing price of our common stock on the grant date.

Generally, the majority of the options granted by the Compensation Committee vest quarterly over two to three years or annually over five years of the 5-10-year option term. Vesting and exercise rights cease upon termination of employment and/or service, except in the case of death (subject to a one year limitation), disability or retirement. Stock options vest immediately upon termination of employment without cause or an involuntary termination following a change of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The Named Executive Officers received stock option grants and warrants during the year ended December 31, 2016 as outlined below.

Retirement and Other Benefits

The Company has no other retirement, savings, long-term stock award or other type of plans for the named executive officers.

Perquisites and Other Personal Benefits

During the year ended December 31, 2016, we provided the Named Executive Officers with medical insurance. The Company paid $10,273 in life insurance for Mr. Hegyi and $9,755 in insurance for Mr. Scott. No other perquisites or other personal benefits were provided to Named Executive Officers. The committee expects to review the levels of perquisites and other personal benefits provided to Named Executive Officers annually.

Employment and consulting agreements are discussed below.

Tax and Accounting Implications

Deductibility of Executive Compensation

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the principal financial officer) to the extent that any such individual's compensation exceeds $1 million. “Performance-based compensation” (as defined for purposes of Section 162(m)) is not taken into account for purposes of calculating the $1 million compensation limit, provided certain disclosure, shareholder approval and other requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exceptions to Section 162(m). However, we may authorize compensation payments that do not comply with the exceptions to Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance

Accounting for Stock-Based Compensation

We account for stock-based payments including its Stock Option Program in accordance with the requirements of ASC 718, “Compensation-Stock Compensation.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee, sets and administers policies that govern the Company's executive compensation programs, and incentive and stock programs. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Michael E. Fasci, Chairman

EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the years ended December 31, 2016 and 2015:

Summary Compensation Table

					Non-Equity
					Incentive
				Stock	Plan	Option	Other
		Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Principal Position		($)	($)	($) (1)	($)	($)	($)	($)
Marco Hegyi, President and Director (2)	12/31/2016	$250,000	$-	$-	$-	$-	$34,231	$284,231
	12/31/2015	$250,000	$-	$-	$-	$-	$8,561	$258,561

Mark E. Scott, Consulting Chief Financial Officer (3)	12/31/2016	$156,250	$-	$60,000	$-	$-	$9,755	$226,005
	12/31/2015	$156,250	$-	$-	$-	$7,312	$-	$163,562

Joseph Barnes, Senior Vice President of Business	12/31/2016	$120,000	$-	$-	$-	$-	$-	$120,000
Development (4)	12/31/2015	$90,000	$-	$-	$-	$-	$-	$90,000

(1) For 2013, reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718 as reflected in the terms of the August 12, 2012 Compensation Plan. For 2014, these amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2) Mr. Hegyi was paid a salary of $250,000 during the year ended December 31, 2016 and $250,000 (cash salary of $203,500 and accrued salary of $46,500) during the year ended December 31, 2015. This 2015 accrual was based on the tight cash flow of the Company and agreed to by Mr. Hegyi, but there was no formal deferral agreement. There was no accrued interest paid on the unpaid salary.

On April 15, 2016, an entity controlled by Marco Hegyi converted $20,000 of accrued salary into 1,000,000 shares of our common stock at the market price of $0.020 per share. On October 12, 2016, an entity controlled by Marco Hegyi converted $40,000 of accrued salary into 4,000,000 shares of our common stock at the market price of $0.010 per share. The shares were valued at the fair market price of $0.01 per share.

We paid life insurance of $10,273 and $8,561 for Mr. Hegyi during the years ended December 31, 2016 and 2015, respectively. On October 21, 2016, Mr. Hegyi received a Warrant to purchase up to 10,000,000 shares of our common stock at an exercise price of $0.01 per share. In addition, Mr. Hegyi received Warrants to purchase up to 10,000,000 shares of our common stock at an exercise price of $0.01 per share which vest on October 21, 2017 and 2018. The Warrants are exercisable for 5 years. The warrants were valued at $390,000 and we recorded $23,958 of compensation expense for the warrants that had vested as of December 31, 2016.

(3) Mark E. Scott was appointed consulting Chief Financial Officer on July 31, 2014. Mr. Scott was paid a consulting fee of $156,250 during the year ended December 31, 2016 and $156,250 (cash salary of $105,000 and accrued salary of $51,250 during the year ended December 31, 2015. This accrual was based on the tight cash flow of the Company and agreed to by Mr. Scott, but there was no formal deferral agreement. There was no accrued interest paid on the unpaid consulting fee.

On January 4, 2016, an entity controlled by Mr. Scott converted $30,000 of accrued consulting fees and expenses into 3,000,000 shares of our common stock at the market price $0.010 per share. On October 21, 2016, an entity controlled by Mr. Scott converted $40,000 in accrued consulting and expenses into 4,000,000 shares of our common stock at $0.01 per share. The price per share was based on the thirty-day trailing average.

Mr. Scott was reimbursed $9,755 for insurance expenses during the year ended December 31, 2016. On October 21, 2016, Mr. Scott was granted 6,000,000 shares of the Company’s common stock at $0.01 per share or $60,000. The price per share was based on the thirty-day trailing average. An entity controlled by Mr. Scott had a two million share stock option that was previously issued vest on April 18, 2016 upon the Company securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB. The option was valued at $7,312.

Grants of Stock Based Awards during the year ended December 31, 2016

The Compensation Committee approved the following performance-based incentive compensation to the Named Executive Officers for the year ended December 31, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards; Number of Securities Underlying Options	Exercise orBase Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(1)	Awards
Marco Hegyi	-	$-	-	$-	-	-	-	-	-	$-	$-

Mark E. Scott (2)	-	$-	-	$-	-	-	-	6,000,000	-	$0.010	$60,000

Joseph Barnes	-	$-	-	$-	-	-	-	-	-	$-	$-

(1)
These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2)
On October 21, 2016, an entity controlled by Mr. Scott, our Chief Financial Officer, was granted 6,000,000 shares of our common stock at $0.01 per share. The price per share was based on the thirty-day trailing average.

Outstanding Equity Awards as of December 31, 2016

The Named Executive Officers had the following outstanding equity awards as of December 31, 2016:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexerciseable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name	(#)	(#)	(#)	($)(1)	Date	(#)	($)	(#)	($)
Marco Hegyi (2)	-	-	-	$-		-	$-	-	$-

Mark E. Scott (3)	1,777,778	2,222,222	-	$0.01	7/30/2019	-	$-	-	$-

Joseph Barnes (4)	6,500,000	1,500,000	-	$0.01	10/9/2019	-	$-	-	$-

(1) These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2) On October 21, 2016, an entity controlled by Mr. Scott cancelled stock option grants totaling 12,000,000 shares of our common stock at $0.01 per share. An entity controlled by Mr. Scott has an additional 2,000,000 share stock option grant which continues to vest monthly over 36 months and a 2,000,000 share stock option grant which vests upon the achievement of certain performance goals related to acquisitions.

(3) Mr. Barnes stock option grant consists of 6,500,000 shares of our common stock which vest quarterly over three years beginning October 1, 2014 and 2,000,000 shares of our common stock that vested October 10, 2014. On October 12, 2016, we amended the exercise price of the stock option grants for Mr. Barnes to $0.010 per share.

Option Exercises and Stock Vested for the year ended December 31, 2016

Mr. Hegyi, Scott and Barnes did not have any option exercised or stock that vested during the year ended December 31, 2016.

Pension Benefits

We do not provide any pension benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified deferral program.

EMPLOYMENT AND CONSULTING AGREEMENTS

Employment Agreement with Marco Hegyi

On October 21, 2016, we entered into Agreement with Marco Hegyi pursuant to which the Company engaged Mr. Hegyi as its Chief Executive Officer through October 20, 2018. Mr. Hegyi’s previous Employment Agreement was dated December 4, 2013 and was set to expire on December 4, 2016.

Mr. Hegyi’s annual compensation is $250,000. Mr. Hegyi is also entitled to receive an annual bonus equal to four percent (4%) of the Company’s EBITDA for that year. The annual bonus shall be paid no later than 31 days following the end of each calendar year.

Mr. Hegyi received a Warrant to purchase up to 10,000,000 shares of common stock of the Company at an exercise price of $0.01 per share. In addition, Mr. Hegyi received Warrants to purchase up to 10,000,000 shares of common stock of the Company at an exercise price of $0.01 per share which vest on October 21, 2017 and 2018. The Warrants are exercisable for 5 years.

Mr. Hegyi will be entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, we will purchase and maintain during the Term an insurance policy on Mr. Hegyi’s life in the amount of $2,000,000 payable to Mr. Hegyi’s named heirs or estate as the beneficiary.

If we terminate Mr. Hegyi’s employment at any time prior to the expiration of the Term without Cause, as defined in the Employment Agreement, or if Mr. Hegyi terminates his employment at any time for “Good Reason” or due to a “Disability”, Mr. Hegyi will be entitled to receive (i) his Base Salary amount through the end of the Term; and (ii) his Annual Bonus amount for each year during the remainder of the Term.

If there has been a “Change in Control” and the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause as part of or in connection with such Change in Control (including any such termination occurring within one (1) month prior to the effective date of such Change in Control), then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month) through the end of the Term; plus (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended. If we (or its successor or the surviving entity) terminate Mr. Hegyi’s employment without Cause within twelve (12) months after the effective date of any Change in Control, or if Mr. Hegyi terminates his employment for Good Reason within twelve (12) months after the effective date of any Change in Control, then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month), which increased annual base salary amount shall be paid for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Letter Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended; (iii) payment of Mr. Hegyi’s annual bonus amount as set forth above for each year during the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; and (iv) health insurance coverage provided for and paid by the Company for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer.

Consulting Chief Financial Officer Agreement with an Entity Controlled by Mark E. Scott

On July 31, 2014, we engaged Mr. Scott as its Consulting CFO from July 1, 2014 through September 30, 2014, and continuing thereafter until either party provides sixty-day notice to terminate the Letter or Mr. Scott enters into a full-time employment agreement.

Per the terms of the Scott Agreement, Mr. Scott’s compensation is $150,000 on an annual basis for the first year of the Scott Agreement. Mr. Scott is also entitled to receive an annual bonus equal to two percent of the Company’s EBITDA for that year. Our Board of Directors granted Mr. Scott an option to purchase sixteen million shares of our Common Stock under our 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. On December 18, 2015, we reduced the exercise price to $0.01 per share. The shares vest as follows:

i	Two million shares vest immediately upon securing a market maker with an approved 15c2-11 resulting in our relisting on OTCBB (earned as of February 18, 2016);

ii	Two million shares vest immediately upon the successful approval and effectiveness of our S-1 (not earned as of December 31, 2016);

iii	Two million shares vest immediately upon our resolution of the class action lawsuits (earned as of August 17, 2015); and,

iv	Ten million shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.
On October 21, 2016, Mr. Scott cancelled stock option grants totaling 12,000,000 shares of our common stock at $0.01 per share. Mr. Scott has an additional 2,000,000 share stock option grant which continues to vest monthly over 36 months and a 2,000,000 share stock option grant which vests upon the achievement of certain performance goals related to acquisitions.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of our Stock Incentive Plan, including vesting requirements.  In the event that Mr. Scott’s continuous status as consultant to the Company is terminated by us without Cause or Mr. Scott terminates his employment with us for Good Reason as defined in the Scott Agreement, in either case upon or within twelve months after a Change in Control as defined in our Stock Incentive Plan except for CANX USA, LLC, then 100% of the total number of shares shall immediately become vested.

Mr. Scott will be entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, we are required to purchase and maintain an insurance policy on Mr. Scott’s life in the amount of $2,000,000 payable to Mr. Scott’s named heirs or estate as the beneficiary. Finally, Mr. Scott is entitled to twenty days of vacation annually and has certain insurance and travel employment benefits.

If, prior to the expiration of the Term, we Mr. Scott’s employment for Cause, or if Mr. Scott voluntarily terminates his employment without Good Reason, or if Mr. Scott’s employment is terminated by reason of his death, then all of our obligations hereunder shall cease immediately, and Mr. Scott will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Scott will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed. Mr. Scott may receive severance benefits and our obligation under a termination by the Company without Cause or Mr. Scott terminates his employment for Good Reason are discussed above.

Promotion Letter with Joseph Barnes

On October 10, 2014, we entered into a Promotion Letter with Joseph Barnes which was effective October 1, 2014 pursuant to which we engaged Mr. Barnes as its Senior Vice-President of Business Development from October 1, 2014 on an at will basis. This Promotion Letter supersedes and canceled the Manager Services Agreement with Mr. Barnes dated August 1, 2013.

Per the terms of the Barnes Agreement, Mr. Barnes’s compensation is $90,000 on an annual basis. On January 1, 2016, Mr. Barnes salary was increased to $120,000 per year. Mr. Barnes received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of our growth margin dollars. No quarterly bonuses were earned under this Promotion Letter. Mr. Barnes was granted an option to purchase eight million shares of our common stock under our 2011 Stock Incentive Plan at $0.050 per share. The shares vest as follows:

i	Two million shares vested immediately;

iv	Six million shares vest on a monthly basis over a period of three years beginning on the date of grant.
On October 12, 2016, we amended the exercise price of the stock option grants for Mr. Barnes to $0.010 per share.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of our Stock Incentive Plan, including vesting requirements.  In the event that Mr. Barnes’s continuous status as employee to us is terminated by us without Cause or Mr. Barnes terminates his employment with us for Good Reason as defined in the Barnes Agreement, in either case upon or within twelve months after a Change in Control as defined in our Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Barnes was entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Barnes is entitled to fifteen days of vacation annually and has certain insurance and travel employment benefits.

Mr. Barnes may receive severance benefits and our obligation under a termination by the Company without Cause or Mr. Barnes terminates his employment for Good Reason are discussed above.

Potential Payments Upon Termination or Change in Control

The Company’s Employment Agreement with Marco Hegyi has provisions providing for severance payments as detailed below.

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 12/31/16	on 12/31/16	on 12/31/16	on 12/31/16	on 12/31/16
Compensation:
Base salary (1)	$-	$-	$468,750	$600,000	$-
Performance-based incentive
compensation	$-	$-	$-	$-	$-
Stock options	$-	$-	$-	$-	$-

Benefits and Perquisites:
Health and welfare benefits	$-	$-	$-	$-	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$468,750	$600,000	$-

(1)
Reflects amounts to be paid upon termination without cause and upon termination in a change of control, less any months worked.

Mr. Scott and Mr. Barnes currently do not have amounts to be paid upon termination without cause and upon termination in a change of control. There outstanding stock options vests fully vest under certain conditions.

DIRECTOR COMPENSATION

We primarily use stock options grants to incentive compensation to attract and retain qualified candidates to serve on the Board. This compensation reflected the financial condition of the Company. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by our members of the Board. During year ended December 31, 2016, Marco Hegyi did not receive any compensation for his service as director. The compensation disclosed in the Summary Compensation Table on page 15 represents the total compensation.

Director Summary Compensation

				Non-Equity	Non-Qualified
	Fees Earned			Incentive	Deferred
	or Paid in			Plan	Compensation	Other
	Cash	Stock	Option	Compensation	Earnings	Compensation
Name	$	Awards (1)	Awards	($)	$	($)	Total
Marco Hegyi	$-	$-	$-	$-	$-	$-	$-

Michael E. Fasci (2)	-	65,000	-	-	-	-	65,000

Tara Antal (3)	-	-	-	-	-	-	-

Brad Fretti (4)	-	-	-	-	-	-	-

	$-	$65,000	$-	$-	$-	$-	$65,000

(1) These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2) On January 27, 2016, we issued 1,500,000 shares of its common stock to Michael E. Fasci pursuant to a service award for $15,000. The shares were valued at the fair market price of $0.01 per share. On May 25, 2016, we issued 2,500,000 shares of its common stock to Michael E. Fasci pursuant to a service award for $50,000. The shares were valued at the fair market price of $0.02 per share.

(3) Ms. Antal resigned as a director on March 4, 2016. She did not receive any compensation as a director.

(4) Mr. Fretti resigned as a director on March 4, 2016. He did not receive any compensation as a director.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.  The only compensation has been in the form of stock awards. There is no stock compensation plan for independent non-employee directors. There was no Director compensation during the year ended December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2017 by:

●	each director and nominee for director;

●	each person known by us to own beneficially 5% or more of our common stock;

●	each officer named in the summary compensation table elsewhere in this report; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner is 5400 Carillon Point, Kirkland, WA 98033 and the address of more than 5% of common stock is detailed below.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage (1)
Directors and Named Executive Officers-
Marco Hegyi (2)	40,000,000	1.9%
Mark E. Scott (3)	15,000,000	*
Michael E. Fasci (4)	9,500,000	*
Katherine McLain (5)	1,000,000	*
Joseph Barnes (6)	7,800,000	*
Total Directors and Officers (5 in total)	73,300,000	3.6%

* Less than 1%.

(1)
Based on 2,028,277,088 shares of common stock outstanding as of June 30, 2017.

(2) Reflects the shares beneficially owned by Marco Hegyi, including warrants to purchase 35,000,000 shares of our common stock at $0.01 per share/

(3) Reflects the shares beneficially owned by Mark E. Scott, including stock option grants totaling 2,000,000 shares that Mr. Scott has the right to acquire in sixty days.

(4) Reflects the shares beneficially owned by Michael E. Fasci.

(5) Reflects the shares beneficially owned by Katherine McLain.

(6) Reflects the shares beneficially owned by Joseph Barnes, including stock option grants totaling 7,500,000 shares that Mr. Barnes has the right to acquire in sixty days.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
CANX USA LLC (1)
410 South Rampart Blvd., Suite 350	540,000,000	21.0%
Las Vegas, NV 89145		(Capped at
		4.99%)

(1)           Reflects a warrant to purchase common stock totaling 540,000,000 beneficially owned by CANX USA LLC. CANX does not consider themselves a control group based on the individual ownership and legal structure of CANX. Each owner has a 4.99% ownership limit and the owners cannot act as a control group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2016 its executive officers, directors and 10% holders complied with all filing requirements, with the following exceptions:

			Required	Actual
		Transaction	File	File
Person	Filing Type	Date	Date	Date
Michael E. Fasci	4	5/25/2016	5/27/2016	5/31/2016
Marco Hegyi	4	10/21/2017	10/27/2016	10/25/2016

PROPOSAL 1

Election of Directors

Composition of the Board

Currently, the Board consists of four directors. If elected, each of the director nominees will serve on the Board until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the four (4) nominees should become unable to serve upon his or her election, the persons named on the proxy card as proxies may vote for other person(s) nominated by the Board. Management has no reason to believe that any of the four nominees for election named below will be unable to serve.

Note About New Rules Relating to Broker Voting

Under rules approved by the Securities and Exchange Commission effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections. In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result. Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

The nominees for Director are:

●
Marco Hegyi
●
Mark E. Scott
●
Michael E. Fasci
●
Katherine McLain

The section titled “Directors and Executive Officers” beginning on page __ of this proxy statement contain information about the experience and qualifications that caused the Nominations and Governance Committee and the Board to determine that these nominees should serve as directors of the Company.

Your Board Recommends That Stockholders Vote FOR All 4 Nominees Listed Above

PROPOSAL 2

 To adopt the Growlife, Inc. 2017 Stock Incentive Plan

The Company is asking the shareholders to approve the Growlife, Inc. 2017 Stock Incentive Plan (the “Plan”), the material terms of which are more fully described below. The Board of Directors approved the Plan on July 31, 2017, subject to the shareholder approval solicited by this proxy statement. The Plan will replace the Company’s former 2011 Stock Incentive Plan in its entirety, however, any outstanding awards issued under the 2011 Plan will continue to be governed by the plan under which they were issued. The purpose of the Plan is to assist the Company and its affiliates in attracting, retaining and providing incentives to employees, directors, consultants and independent contractors who serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the shareholders of the Company.

The 2017 Stock Incentive Plan

Description of the Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”) Performance Awards and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Annex 1. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All Employees, Non-Employee Directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of July 31, 2017, the number of employees eligible to participate in the Plan was two, the number of consultants and independent contractors eligible to participate in the Plan was five, and the number of non-employee directors eligible to participate in the Plan was three.

Administration

Except with respect to Awards granted to Non-Employee Directors, the Plan is administered by the Compensation Committee, and if no such committee exists then the Board (the “Committee”). With respect to Awards granted to Non-Employee Directors, the Board of Directors serves as the Committee, unless the Board of Directors appoints another committee or person(s) for such purpose. The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan is one hundred million (100,000,000), provided that no more than ten million (10,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is ten million (10,000,000) shares.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. If any shares of Restricted Stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares will again be available for the grant of additional Awards. Further, if an Option is surrendered pursuant to a “net issuance” as described below, the number of shares covered by the surrendered Option, reduced by the number of shares of Common Stock issued pursuant to the net issuance, will be available for the grant of additional Awards.

Options

The Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code and may be granted only to Section 422 Employees. A Section 422 Employee is an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after the adoption of the Plan. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.

RSUs

The Plan authorizes the Committee to grant RSU Awards. RSU Awards granted under the Plan are contingent awards of Common Stock (or the cash equivalent thereof). Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of RSUs, but instead shares of Common Stock (or the case equivalent thereof) are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Committee. For purposes of the limit on the number of shares of Common Stock with respect to which an Employee may be granted Awards during any fiscal year, a Performance Award is deemed to cover the number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any Employee pursuant to all Performance Awards granted to such Employee during a fiscal year may not exceed $250,000.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards. Other Stock-Based Awards shall cover such number of shares of Common Stock and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

Dividends and Dividend Equivalents

The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.

Performance Goals

The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding Common Stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee shall substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the type of consideration to be received upon exercise or vesting of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the fiscal year.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.

Termination and Amendment

The Board of Directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board of Directors may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Term of the Plan

Unless sooner terminated by the Board of Directors, the Plan will terminate on March 31, 2027. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. Generally, a Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, RSUs, Performance Awards and Other Stock-Based Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an RSU, Performance Award or Other Stock-Based Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award or Other Stock-Based Award, the amount of cash and the fair market value of any shares of Common Stock received.

Restricted Stock. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Restricted Stock Award, an RSU, a Performance Award or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant, provided that certain income tax reporting requirements are satisfied.

 Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee will administer and interpret the Plan and Awards accordingly.

Securities Authorized for Issuance under Equity Compensation Plans

Description of 2011 Stock Option Plan

In fiscal year 2011, the Company authorized a Stock Incentive Plan whereby a maximum of 18,870,184 shares of the Company’s common stock could be granted in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. On April 18, 2013, the Company’s Board of Directors voted to increase to 35,000,000 the maximum allowable shares of the Company’s common stock allocated to the 2011 Stock Incentive Plan. The Company has outstanding unexercised stock option grants totaling 12,010,000 shares as of December 31, 2016. All grants are non-qualified as the plan was not approved by the shareholders within one year of its adoption.

Determining Fair Value under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding.  The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

During the six months ended June 30, 2017, the Company had the following stock option activity:

On June 28, 2017, 2014, the Company’s Compensation Committee granted four advisory committee members each an option to purchase 500,000 shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price of $0.009 per share, the fair market price on June 28, 2017.

As of June 30, 2017, there are 14,010,000 options to purchase common stock at an average exercise price of $0.010 per share outstanding under the 2011 Stock Incentive Plan. The Company recorded $15,081 and $65,650 of compensation expense, net of related tax effects, relative to stock options for the six months ended June 30, 2017 and 2016 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). As of June 30, 2017, there is $16,320 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately 2.47 years.

During the year ended December 31, 2016, the Company had the following stock option activity:

An entity controlled by Mr. Scott had a two million share stock option that was previously issued vest on April 18, 2016 upon the Company securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB.

An employee resigned January 13, 2016 and an option to purchase five million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan expired on April 13, 2016.

An employee forfeited a stock grant for 10,000 shares of the Company’s common stock during the nine months ended September 30, 2016.

On October 12, 2016, the Company amended the exercise price of the stock option grants for Mr. Barnes to $0.010 per share.

On October 21, 2016, Mr. Scott cancelled stock option grants totaling 12,000,000 shares of the Company’s common stock at $0.01 per share. Mr. Scott has an additional 2,000,000 share stock option grant which continues to vest monthly over 36 months and a 2,000,000 share stock option grant which vests upon the achievement of certain performance goals related to acquisitions.

During the year ended December 31, 2015, the Company had the following stock option activity:

Mr. Adam Edwards resigned July 11, 2015 and an option to purchase four million five hundred thousand shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at $0.05 per shares expired on October 10, 2015.

Ms. Tina Qunell resigned July 2, 2015 and an option to purchase seven million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at $0.05 per share expired on October 1, 2015.

Resigned employees forfeited options to purchase 200,000 shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at $0.05 per share expired during the year ended December 31, 2015.

As of June 30, 2017, there are 14,010,000 options to purchase common stock at an average exercise price of $0.010 per share outstanding under the 2011 Stock Incentive Plan. The Company recorded $15,081 and $65,650 of compensation expense, net of related tax effects, relative to stock options for the six months ended June 30, 2017 and 2016 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). As of June 30, 2017, there is $16,320 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately 2.47 years.

Stock option activity for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015 is as follows:

	Weighted Average
	Options	Exercise Price	$
Outstanding as of December 31, 2014	40,720,000	$0.058	$2,356,000
Granted	-	-	(960,000)
Exercised	-	-	-
Forfeitures	(11,700,000)	(0.050)	(585,000)
Outstanding as of December 31, 2015	29,020,000	0.028	811,000
Granted	-	-	-
Exercised	-	-	-
Forfeitures	(17,010,000)	(0.041)	(690,500)
Outstanding as of December 31, 2016	12,010,000	$0.010	$120,500

The following table summarizes information about stock options outstanding and exercisable as of June 30, 2017:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
$0.05	10,000	3.11	$0.050	6,667	$0.050
0.01	12,000,000	2.88	0.010	8,277,778	0.010
	12,010,000	2.88	$0.010	8,284,444	$0.010

Stock option grants totaling 9,508,333 shares of common stock had no intrinsic value as of June 30, 2017.

Your Board Recommends That Stockholders Vote FOR To Adopt the Growlife, Inc. 2017 Stock Incentive Plan

PROPOSAL 3

To amend the Company’s Certificate of Incorporation to increase the authorized Common Stock shares from 3,000,000,000 to 6,000,000,000

The Company has authorized 3,010,000,000 shares of capital stock, of which 3,000,000,000 are shares of voting common stock, par value $0.0001 per share, and 10,000,000 are shares of preferred stock, par value $0.0001 per share. As of the Record Date, there were _________ shares of our common stock issued and outstanding.

The approval of the amendment of our certificate of incorporation to authorize the increase of the number of authorized shares of our common stock requires board approval and the affirmative vote of a majority of the outstanding shares of our common stock. On July 31, 2017, the Board of Directors approved a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 3 billion to 6 billion. The form of the Certificate of Amendment of the Certificate of Incorporation of Growlife, Inc. setting forth the amendment is attached to this Information Statement as Annex 2.

 In connection with the ongoing operation of our business we will likely be required to issue shares of our common stock, options, awards and warrants in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits.  No specific issuances are currently anticipated; however, to the extent such issuances occur, they will result in dilution to our current stockholders.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our common stock or other securities in connection with employee benefit and incentive plans and arrangements, the financing of our operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.

The increase in the number of authorized shares of our common stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of our common stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of our common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although from time to time we review various transactions that could result in the issuance of shares of our common stock, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of our common stock.

The DGCL expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and its subsidiaries, and on the communities and geographical areas in which they operate.  Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of common stock and our then current value in a freely negotiated transaction.  Our board of directors believes such provisions are in our long-term best interests and the long-term best interests of our stockholders.

We are subject to the Delaware control share acquisitions statute.  This statute is designed to afford stockholders of public corporations in Delaware protection against acquisitions in which a person, entity or group seeks to gain voting control.  With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders.  Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.  The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power.  Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares.  The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Other than the provisions noted above, we do not have in place provisions which may have an anti-takeover effect.  The increase in the number of authorized shares of our common stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our common stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our certificate of incorporation or bylaws.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor.  We do not intend to declare and pay dividends in the near future.  In the event of our liquidation, dissolution or winding up, the holders of the shares of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Your Board Recommends That Stockholders Vote FOR To amend the Company’s Certificate of Incorporation to increase the authorized Common Stock shares from 3,000,000,000 to 6,000,000,000

PROPOSAL 4

Ratification of the Appointment of SD Mayer and Associates, LLP
as the Company’s Independent Registered Public Accounting Firm (Independent Auditors)
for the fiscal years ended December 31, 2016 and 2017

At its July 13, 2016 meeting, the Audit Committee recommended and approved the appointment of SD Mayer and Associates, LLP (“SD Mayer”) as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the fiscal year ended December 31, 2016. The Board is seeking the stockholders’ ratification of such action and approval for the audit for the fiscal year ended December 31, 2017.

Action by our stockholders is not required by law in connection with the appointment of the Company’s independent accountants. If the Company’s stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee.

SD Mayer has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. It is expected that representatives of SD Mayer will not attend the Annual Meeting and therefore will not be available to answer questions.

Dismissal of PMB Helin Donovan LLP

On July 13, 2016, we dismissed PMB Helin Donovan LLP (“PMB”) as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.

The PMB reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PMB on our financial statements for fiscal years 2014 and 2015 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern.

During our fiscal years ended December 31, 2014 and 2015 and through July 13, 2016, (i) there were no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PMB’s satisfaction, would have caused PMB to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than at December 31, 2014 and 2015 and during the interim periods through March 31, 2016, except as follows:

Audit Committee:

On June 3, 2014, we formed an Audit Committee and appointed an audit committee financial expert as defined by SEC and as adopted under the Sarbanes-Oxley Act of 2002. Prior to this, we did not have an Audit Committee to oversee financial reporting and used external service providers to ensure compliance with the SEC requirements. The current Audit Committee has two management directors.

Other Weaknesses:

Our information systems lack sufficient controls limiting access to key applications and data.

Our inventory system lacked standardized product descriptions and effective controls to ensure the accuracy, valuation, and timeliness of the financial accounting process around inventory, including a lack of accuracy and basis for valuation resulting in adjustments to the amount of cost of revenues and the carrying amount of inventory.

The Company has provided PMB with a copy of the foregoing disclosures and requested that PMB furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on July 15, 2016.

Engagement of SD Mayer and Associates, LLP

On July 13, 2016 the Company, upon the Audit Committee’s approval, engaged the services of SD Mayer and Associates, LLP (“Mayer”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2016 and for the year then ended. Mayer will be performing reviews of the unaudited consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q going forward. The appointment of Mayer ensures continuity with the partner and staff, who previously worked for PMB. In addition, Mayer audited the Company’s consolidated financial statements as of December 31, 2015.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged Mayer as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult with Mayer with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company's financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee’s responsibilities under the Exchange Act. During the year ended December 31, 2016, the Audit Committee pre-approved all audit and permissible non-audit services provided by our independent auditors.

Service Fees Paid to the Independent Registered Public Accounting Firm

On July 13, 2016, we dismissed PMB Helin Donovan LLP as our independent registered public accounting firm. On July 13, 2016 we engaged the services of SD Mayer and Associates, LLP as our new independent registered public accounting firm to audit our consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended. The decision to change accountants was approved by our Audit Committee.

The following is the breakdown of aggregate fees paid for the last two fiscal years:

	Year Ended	Year Ended
	December 31, 2016	December 31, 2015
Audit fees	$52,500	$67,225
Audit related fees	10,000	26,480
Tax fees	20,355	-
All other fees	12,500	6,050

	$95,355	$99,755

- “Audit Fees” are fees paid to PMB and Mayer for professional services for the audit of our financial statements.

- “Audit-Related fees” are fees paid to PMB and Mayer for professional services not included in the first two categories, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

- “Tax Fees” are fees primarily for tax compliance paid to PMB and Mayer in connection with filing US income tax returns.

- “All other fees” were paid to PMB related to the review of registration statements on Form S-1.

Your Board and the Audit Committee Recommend that Stockholders Vote

FOR

Ratification of the Appointment of SD Mayer and Associates, LLP
as the Company’s Independent Registered Public Accounting Firm
for the fiscal years ended December 31, 2016 and 2017

PROPOSAL 5

Advisory vote on the compensation of the Company’s named executive officers

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as set forth in this Proxy Statement.

Starting 2017, we are designing our executive compensation program to attract and retain highly qualified, superior leaders, reward performance, and align our executives' interests with the long-term interests of our stockholders. Highlights of our program are expected to include the following:

●
Pay for Performance. Our incentive program is designed to emphasize a pay-for-performance relationship. A portion of our senior executives' compensation is tied to company and individual performance. The main components of our executive compensation program are base salary and incentive awards, including both cash-based and equity-based awards. We do not provide guaranteed bonuses or stock options.

●	Alignment with Stockholder Interests. We promote the alignment of our executives' interests with stockholder interests by focusing on key measures of long-term value creation.

●
Responsible Pay Practices. Our executive compensation packages do not provide tax gross ups for our executives. In addition, we have adopted policies covering our executives that require compensation clawbacks in certain circumstances.

We believe that our executive compensation program plays a key role in our long-term success. As required by Section 14A of the Securities and Exchange Act of 1934, we request your vote supporting the following non-binding resolution:

RESOLVED: That the stockholders approve, in a non-binding vote, the compensation of the company's Named Executive Officers as set forth in this Proxy Statement.

Your Board Recommends that Stockholders Vote FOR Advisory vote on the compensation of the Company’s named executive officers

PROPOSAL 6

Advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers

We are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Number 5 above should occur every year, every two years or every three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation for our Named Executive Officers every three years is the most appropriate policy for the Company at this time. The Board recognizes that executive compensation disclosures are made annually. Holding an advisory vote on executive compensation every three years should provide the Company with sufficient feedback on our compensation disclosures.

This advisory vote on the frequency of future advisory votes on compensation paid to our Named Executive Officers is non-binding on the Board. Stockholders will be able to specify on the proxy card whether you prefer the vote to occur every year, two years, three years, or may abstain from voting on this proposal.

Although non-binding, the Board and the Compensation Committee will carefully review the voting results. In the future, the Board may change the vote frequency based on the nature of the Company's compensation programs, input from our stockholders, and the Board's views on the best way to obtain meaningful stockholder input.

Your Board Recommends that Stockholders Vote FOR A Non-Binding Advisory vote every three years on the compensation of the Company named executive officers

AUDIT COMMITTEE REPORT

The Audit Committee, which is composed of one independent director (Michael Fasci) operates under a written charter adopted by the Board. Among its functions, the Audit Committee recommends to the Board the selection of the independent registered accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the financial reporting process on behalf of the Board and to report the result of their activities to the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and considered the compatibility of permissible non-audit services with the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the Audit Committee recommended that the Board include the audited financial statements in our Annual Report on Form 10-K for the fiscal years ended December 31, 2016 and 2015.

Audit Committee of the Board of Directors,
Michael E. Fasci, Chairman

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, the proposal must be submitted to the Secretary of the Company (addressed to Growlife, Inc., Attn: Corporate Secretary, 5400 Carillon Point, Seattle, Washington 98033 in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary on or before May 1, 2018. If, however, the date of the 2018 Annual Meeting of Stockholders is not within 30 days before or after October 12, 2018, any stockholder proposal must be received by the Secretary of the Company a reasonable time before we begin to print and send our proxy materials.

In accordance with the provisions of the Company’s Amended and Restated Bylaws, any stockholder proposals for the 2018 Annual Meeting of Stockholders that are submitted outside the processes of Rule 14a-8 (i.e., proposals that are not submitted for inclusion in the Company’s proxy statement) will be considered untimely if they are received by the Secretary of the Company after May 1, 2018. If, however, the date of the 2018 Annual Meeting of Stockholders is not within 30 days before or after October 12, 2018, any such proposal will be considered untimely if it is received (i) after the date that is 45 days prior to the date of the 2018 Annual Meeting of Stockholders (if at least 60 days’ advance notice of the meeting is given to stockholders), or, if less than 60 days’ advance notice is given to stockholders, (ii) after the date that is 15 days after the date on which notice of the 2018 Annual Meeting of Stockholders is given to stockholders.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, accompanies this Proxy Statement. Any exhibit to the Form 10-K will be made available, free of charge, upon written request. Written requests should be addressed to Growlife, Inc., Attn: Investor Relations, 5400 Carillon Point, Seattle, Washington 98033. Copies of these documents may also be accessed electronically via the SEC’s website at http://www.sec.gov. The Company’s Form 10-K is not part of these proxy solicitation materials.

Mark Scott
Secretary
Seattle, WA
_______, 2017

ANNEX 1

GROWLIFE, INC.
2017 STOCK INCENTIVE PLAN

Definitions. In the Plan, except where the context otherwise indicates, the following definitions shall apply:

“Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity, designated by the Committee, in which the Company has a significant interest.

“Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but not need, require a Participant to sign an Agreement.

1.1.        “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

1.2.           “Board” means the Board of Directors of the Company.

1.3.           “Code” means the Internal Revenue Code of 1986, as amended.

1.4.           “Committee” means the Compensation Committee of the Board or such other committee(s) appointed by the Board to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering the Plan with respect to those Awards, unless the Board determines otherwise.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” means GrowLife, Inc., and any successor thereto.

“Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.1.

“Date of Grant” means the date on which an Award is granted under the Plan.

“Eligible Person” means any person who is (a) an Employee (b) a Non-Employee Director or (c) a consultant or independent contractor to the Company or an Affiliate.

“Employee” means any individual determined by the Committee to be an employee of the Company or an Affiliate.

“Exercise Price” means the price per Share at which an Option may be exercised.

“Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select; provided, however, that in the case of an Option, in all events Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.

“Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

“Non-Employee Director” means any member of the Board, or of an Affiliate’s board of directors, who is not an Employee.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Section 6.

“Option Period” means the period during which an Option may be exercised.

“Other Stock-Based Award” means an Award granted pursuant to Section 12.

“Participant” means an Eligible Person who has been granted an Award.

“Performance Award” means a performance award granted pursuant to Section

“Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

“Plan” means this GrowLife, Inc. 2017 Stock Incentive Plan, as amended from time to time.

“Restricted Stock” means Shares granted pursuant to Section 8.

“Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

“Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

“Share” means a share of Common Stock.

“Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

Purpose. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

Administration. The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted thereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

Eligibility. Awards may be granted only to Eligible Persons; provided that (a) Incentive Stock Options may be granted only Eligible Persons who are Section 422 Employees; and (b) Options may be granted only to persons with respect to whom Shares constitute stock of the service recipient (within the meaning of Section 409A of the Code and the applicable Treasury Regulations thereunder).

Stock Subject to Plan.

Subject to adjustment as provided in Section 13, (a) the maximum number of Shares that may be issued under the Plan is one hundred million (100,000,000) shares, provided that no more than ten million (10,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is ten million (10,000,000) shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

If an Option expires or terminates for any reason without having been fully exercised or is surrendered pursuant to Section 6.4, if shares of Restricted Stock are forfeited, or if Shares covered by a Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld to pay withholding taxes with respect to an Award, no such withheld Shares shall again be available for the grant of Awards hereunder.

Options.

Options granted under the Plan to Eligible Persons shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under the Plan shall be identified as either a Nonqualified Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and any parent or subsidiary corporation) exceeds USD $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares was granted. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

To the extent provided in an Agreement, a Participant may surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender over (b) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

Exercise of Options.

Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (a) delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six months, or such other period, if any, as may be required by the Committee), valued at Fair Market Value on the Date of Exercise or (b) delivery of a promissory note as provided in Section 7.2.

To the extent provided in the applicable Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing the Participant’s obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

Restricted Stock Awards. Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

Restricted Stock Unit Awards. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

2.      Performance Awards. Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash and/or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals, and (b) contains such other terms and conditions as may be determined by the Committee. For purposes of Section 5.1(b) hereof, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a fiscal year shall not exceed $250,000.

3.      Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

Capital Events and Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b).

Termination or Amendment. The Board may amend or terminate the Plan in any respect at any time; provided, however, that, after the Plan has been approved by the stockholders of the Company, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.

Modification, Substitution of Awards.

Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 13, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.1(b), except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under the Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Committee in its discretion. Unless the Committee determines otherwise, the fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.

Foreign Employees. Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

Stockholder Approval. The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14, are subject to approval by vote of the stockholders of the Company at an annual or special meeting of the stockholders within twelve (12) months of the date of its adoption by the Board.

Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

Term of Plan. Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

General Provisions.

The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

The interests of any Eligible Person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles.

The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Committee.

3.1.           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

3.2.           Notwithstanding any other provision of the Plan to the contrary, to the extent any Award (or a modification of an Award) under the Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.

ANNEX 2

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GROWLIFE, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by striking out the first paragraph of the Article thereof numbered "FOURTH" and by substituting in lieu of said first paragraph the following new first paragraph of the Fourth Article:

“The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 6,010,000,000 shares, of which 6,000,000,000 shares shall be classified as common stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares shall be classified as preferred stock, $0.0001 par value per share (“Preferred Stock”), issuable in series as may be provided from time to time by resolution of the Board of Directors.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this __ day of ___________, 2017.

By:  ______________________________
Marco Hegyi, Chief Executive Officer

GROWLIFE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 12, 2017 AT 12:00 P.M., LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder(s) of Growlife, Inc., hereby revoking any proxy heretofore given, does hereby appoint ___________, and each of them, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of the Company to be held on October 12, 2017 at 12:00 p.m., local time, at our headquarters at 5400 Carillon Point, Kirkland, WA 98033, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to ________________.
INTERNET:
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OFGROWLIFE, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	To elect four nominees to serve on the Board until the 2018 Annual Meeting of Stockholders:	☐	☐
	Marco Hegyi			☐
	Mark E. Scott			☐	CONTROL ID:
	Michael E. Fasci			☐	REQUEST ID:
	Katherine McLain			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To adopt and approve the 2017 Stock Incentive Plan.	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock (“Common Stock”) from 3,000,000,000 to 6,000,000,000.	☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	To ratify the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016 and 2017.	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN
	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐
Proposal 6		FOR	AGAINST	ABSTAIN

To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.
		☐	☐	☐
Proposal 7
To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board recommends that you vote your shares “FOR ALL” for Proposal 1, and “FOR” for Proposal 2, 3, 4, 5 and 6. If you sign and return your proxy card without indicating how you want your shares to be voted, the named proxies will vote your shares as “FOR ALL” for Proposal 1, and “FOR” for Proposal 2, 3, 4, 5 and 6.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
________________________________________________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)